As filed with the Securities and Exchange Commission on December 23, 2009
Registration No. 333-10733

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	76-0232579
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

500 North Akard Street, Suite 4300
Dallas, Texas	75201-3331
(Address of Principal Executive Offices)	(Zip Code)
ENSCO INTERNATIONAL INCORPORATED
1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full title of the plan)
CARY A. MOOMJIAN, JR.
Vice President, General Counsel and Secretary
500 North Akard Street, Suite 4300
Dallas, Texas 75201-3331
(214) 397-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Alan Harvey
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
(214) 978-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
          Pursuant to its Registration Statement on Form S-8 (File No. 333-10733) (the “Registration Statement”), ENSCO International Incorporated, a Delaware corporation (the “Company”), registered 300,000 of its shares of common stock, par value $0.10 per share (the “Common Shares”), issuable pursuant to the stock options granted under the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan (the “Plan”).
          All stock options, restricted stock or any other equity-based awards that were granted under the Plan have expired or been exercised, and no more stock options will be granted. Pursuant to the undertaking made by the Company and required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration those Common Shares that were not issued pursuant to the Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 22, 2009.

ENSCO International Incorporated
By:	/s/ James W. Swent III
James W. Swent III
Senior Vice President – Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Carmichael	Director	December 22, 2009
David M. Carmichael

/s/ J. Roderick Clark	Director	December 22, 2009
J. Roderick Clark

/s/ C. Christopher Gaut C. Christopher Gaut	Director	December 22, 2009

/s/ Gerald W. Haddock Gerald W. Haddock	Director	December 22, 2009

/s/ Thomas L. Kelly II Thomas L. Kelly II	Director	December 22, 2009

/s/ Daniel W. Rabun Daniel W. Rabun	Chairman, President and Chief Executive Officer	December 22, 2009

/s/ Keith O. Rattie Keith O. Rattie	Director	December 22, 2009

/s/ Rita M. Rodriguez Rita M. Rodriguez	Director	December 22, 2009

/s/ Paul E. Rowsey Paul E. Rowsey	Director	December 22, 2009

/s/ James W. Swent III James W. Swent III	Senior Vice President – Chief Financial Officer	December 22, 2009

/s/ David A. Armour David A. Armour	Vice President – Finance	December 22, 2009

/s/ Douglas J. Manko Douglas J. Manko	Controller	December 22, 2009